Exhibit 99.1
FOR IMMEDIATE RELEASE
PROLIANCE SIGNS LETTER OF INTENT FOR MEZZANINE FINANCING;
CURRENT LENDER PROVIDES ADDITIONAL $2.5 MILLION
NEW HAVEN, CT, October 6, 2008 — Proliance International, Inc. (AMEX: PLI), a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications, said that it had signed a letter of intent with a group of institutional lenders that will provide $30 million of mezzanine financing to the Company. The mezzanine financing would be part of a previously announced package of debt and/or equity the Company has been seeking to fully or partially replace its current lead lender.
The letter of intent provides exclusivity for the proposed lenders while they complete due diligence and negotiate definitive agreements. Completion of this financing, tentatively expected in the fourth quarter, is subject to closing conditions, including satisfactory completion of due diligence, the Company establishing a new senior secured credit facility with a new lender and execution of the aforementioned definitive agreements. Preliminary terms of the proposed transaction are subject to a confidentiality agreement between the parties. Proliance is currently in discussions with several financial institutions to provide a new senior secured credit facility to the Company.
The Company also announced that its current lenders have signed an eighth amendment to the Company’s credit agreement, enabling Proliance temporary access to an additional $2.5 million from its current lenders, representing a relaxation of prior loan restrictions on a portion of the insurance settlement received earlier this year for the casualty event at Proliance’s Southaven, Mississippi facility. The amendment also provides for an additional $2.5 million of borrowing capacity that will become temporarily available upon Proliance’s signing of a definitive agreement to fund the mezzanine and senior secured credit facility financings.
About Proliance International, Inc.
Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Contact
Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232.
Forward Looking Statements
Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements.
Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of Proliance and Proliance’s other subsequent filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.